Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 22nd day of February, 2011, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and DAVID L. COHEN (“Employee”).

BACKGROUND

Employee desires to have Employee’s employment relationship with the Company be governed by the terms and conditions of this Agreement, which include material benefits favorable to Employee.  In return for such favorable benefits, Employee is agreeing to the terms and conditions contained in this Agreement, which include material obligations on Employee.

AGREEMENT

Intending to be legally bound, the Company and Employee agree as follows:

1.           Position and Duties.

(a) Employee shall continue to serve and the Company shall continue to employ Employee in the position set forth on Schedule 1.  Employee shall report directly to the Company’s Chief Executive Officer (currently Brian L. Roberts), in Philadelphia, Pennsylvania.  The duties of Employee from time to time hereunder will be those assigned by the Company commensurate with Employee’s education, skills and experience.

(b) Employee shall work full-time and devote Employee’s reasonable best efforts to the business of the Company in a manner that will further the interests of the Company.  Without the prior written consent of the Company, Employee shall not, directly or indirectly, work for or otherwise provide services to or on behalf of any person or business, other than the Company.  Nothing herein shall restrict Employee from engaging in non-compensatory civic and charitable activities with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(c) Employee shall comply with all policies of the Company applicable to Employee, including the Employee Handbook and the Code of Conduct.

2.           Term.  The term of this Agreement (the “Term”) shall be from the date first-above written (the “Commencement Date”) through the first to occur of: (a) the date Employee’s employment is terminated in accordance with Paragraph 6; or (b) December 31, 2015 (the date specified in subparagraph (b) above is referred to as the “Regular End Date”).  Notwithstanding the end of the Term, the Company’s obligation to make any payments expressly set forth herein to be made after the Term, and Employee’s covenants contained in Paragraphs 8, 9 and 10, shall be enforceable after the end of the Term.

3.           Compensation.

(a)  Base Salary.  Employee’s base salary (“Base Salary”) from the Commencement Date through February 28, 2012 shall be at the annual rate set forth on Schedule 1 and shall not thereafter be reduced other than as part of a salary reduction program effected on a basis consistent with that applicable to other employees at Employee’s level.  Employee shall thereafter be entitled to participate in any salary increase program offered during the Term, on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance.  Base Salary, less normal deductions, shall be paid to Employee in accordance with the Company’s payroll practices in effect from time to time.

(b)  Signing Bonus.  Employee shall receive a signing bonus on the terms set forth on Schedule 1.

(c)  Restricted Stock/Stock Option Grants.

                                (i)  Continuing in 2011, Employee shall be entitled to participate in any annual (or other) broad-based grant programs under the Company’s Restricted Stock Plan and/or Stock Option Plan (or any successor equity-based compensation plan or plans) on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance.

(d)  Cash Bonuses.

(i)    Employee shall be entitled to continue to participate in the Company’s Cash Bonus Plan as set forth on Schedule 1 for 2011.  Employee’s participation in such Plan will be pursuant to the terms and conditions thereof.  The performance standards applicable to such cash bonus will be consistent with those applicable to other employees at Employee’s level, taking into account Employee’s position and duties.

                                (ii)  Employee shall be entitled to continued participation in the Company’s Cash Bonus Plan (or any successor performance-based cash incentive compensation plan) with respect to each subsequent calendar year (or portion thereof) in the Term on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance, provided that in no event will the percentage of eligible earnings target bonus potential thereunder be less than that set forth on Schedule 1.

(e)  Deferred Compensation.

(i)     Employee shall be entitled to participate in the Company’s deferred compensation plans and programs on the same terms as the Company’s other senior executive offiers.

(ii)  In addition, the Company shall credit to Employee’s account under, and pursuant to the terms and conditions of, the Company’s 2005 Deferred Compensation Plan (or any successor plan), as of January 1 of each of the following calendar years, the following amounts:
Year                      Amount
2012                      $1,050,000
2013                      $1,102,500
2014                      $1,157,625
2015                      $1,215,506

4.           Other Benefits.  Employee shall be entitled to participate in the Company’s health and welfare and other employee benefit plans and programs (including group insurance programs, vacation benefits and applicable directors and officers liability insurance and indemnification and advancement of expenses provisions relating to claims made by third parties against Employee in Employee’s role as a director, officer or employee) (“Other Benefit Plans”), on terms (including cost) as are consistent with those made available to other employees at Employee’s level, taking into account Employee’s position and duties, in accordance with the terms of such plans and programs.  Nothing in this Agreement shall limit the Company’s right to modify or discontinue any Other Benefit Plans at any time, provided no such action may adversely affect any vested rights of Employee thereunder.  The provisions of this Paragraph 4 shall not apply to compensation and benefit plans and programs specifically addressed in this Agreement, in which case the applicable terms of this Agreement shall control.

5.           Business Expenses.  The Company shall pay or reimburse Employee for reasonable travel, lodging, meals, entertainment and other reasonable expenses incurred by Employee in connection with the performance of Employee’s duties hereunder, upon receipt of vouchers therefor submitted to the Company on a timely basis and in accordance with the Company’s policies and practices in effect from time to time.

6.           Termination.  Employee’s employment, and the Company's obligations under this Agreement (excluding any obligations the Company may have under Paragraph 7, any other obligations expressly set forth herein as surviving termination of employment, and any obligations with respect to any vested rights of Employee under any benefit plans or programs), shall or may be terminated, in the circumstances set forth below.

(a)  Death.  Employee's employment shall terminate automatically in the event of Employee’s death.

(b)  Disability.  The Company may terminate Employee’s employment in accordance with the provisions of applicable law, in the event Employee becomes substantially unable to perform Employee’s duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause (“Disability”) for a period of twelve (12) consecutive months or for a cumulative period of fifty-two (52) weeks in any two (2) calendar year period.

(c)  Termination With Cause by the Company or Termination Without Good Reason by Employee.

(i)  The Company may terminate Employee’s employment upon written notice following its determination that Employee has committed any of the following acts (“Termination With Cause”):  conviction of a felony or a crime involving moral turpitude; fraud; embezzlement or other misappropriation of funds; material misrepresentation with respect to the Company; substantial and/or repeated failure to perform duties; gross negligence or willful misconduct in the performance of duties; material violation of the Employee Handbook, the Code of Conduct or any other written Company policy; or material breach of this Agreement (which, as to the last two items, if capable of being cured (as determined by the Company), shall remain uncured following ten (10) business days after written notice thereof).

(ii)  Employee may terminate Employee’s employment at any time upon twenty (20) business days prior written notice without Good Reason (as such item is defined in subparagraph (d)(ii) below) (“Termination Without Good Reason”).

(d)  Termination Without Cause by the Company or Termination With Good Reason by Employee.

(i)  The Company may terminate Employee’s employment at any time for any reason (or for no reason) upon ten (10) business days’ prior written notice (“Termination Without Cause”).

(ii)  Employee may terminate Employee’s employment as a result of any of the following acts of the Company (“Termination With Good Reason”) upon ten (10) business days prior written notice, provided Employee has provided Company such written notice within sixty (60) days of the occurrence thereof:  a substantial demotion in Employee’s position; or material breach of this Agreement (which, as to either such item, if capable of being cured (as determined by the Company), shall remain uncured following ten (10) business days after written notice thereof) (“Good Reason”).

7.           Payments and Other Entitlements As a Result of Termination.  Employee’s sole entitlements as a result of a termination under Paragraph 6 shall be as set forth below.

(a)  Death or Disability.  Following termination due to death or Disability, Employee (or Employee’s estate, as applicable) shall be entitled to payment of Employee’s then-current Base Salary through the date of termination and for a period of three (3) months thereafter (payable in accordance with the Company’s regular payroll practices), amounts accrued or payable under any Other Benefit Plans (payable at such times as provided therein), any accrued but unused vacation time, any amounts payable for any unreimbursed business expenses, any amount that otherwise would have been payable in the current year on account of the prior year’s Cash Bonus Plan grant, and an amount on account of the current year’s Cash Bonus Plan grant (pro-rated through the date of termination, and assuming achievement of performance targets at 100%) (in the case of each of the last two amounts, payable at such time as otherwise applicable absent such death or Disability).  Except as otherwise provided herein, any amounts payable to Employee (or Employee’s estate, as applicable) pursuant to this subparagraph (a) shall be paid no later than the 90th day following the date of termination.

(b)  Termination With Cause or Termination Without Good Reason.  If Employee’s employment terminates as a result of a Termination With Cause or Termination Without Good Reason, then subject to the provisions of subparagraph 8(c), Employee shall be entitled only to payment of Employee’s then-current Base Salary through the date of termination (payable in accordance with the Company’s regular payroll practices), amounts accrued or payable under any Other Benefit Plans (payable at such times as provided therein), any accrued but unused vacation time, any amounts payable for any unreimbursed business expenses, and any amount that otherwise would have been payable in the current year on account of the prior year’s Cash Bonus Plan grant (payable at such time as otherwise applicable absent such termination).  Except as otherwise provided herein, any amounts payable to Employee pursuant to this subparagraph (b) shall be paid no later than the 90th day following the date of termination.

(c)  Termination Without Cause or Termination With Good Reason.  If Employee’s employment is terminated as a result of a Termination Without Cause or Termination With Good Reason, and subject to Employee’s entering into an agreement containing a release by Employee of the Company with respect to all matters relating to Employee’s employment and the termination thereof (other than rights under this Agreement which by their express terms continue following termination of employment) within thirty (30) days following the date of termination, in a form and containing terms as the Company customarily requires of terminated employees receiving salary continuation payments:

(i)  Provided Employee is alive at the time of payment or receipt of benefits, Employee shall be entitled to: (A) receive Employee’s then-current Base Salary in accordance with the Company’s regular payroll practices; and (B) participate in the Company’s health and welfare benefit plans and programs at the same cost to Employee as is applicable to active employees; in each case for the period of time set forth on Schedule 1 following the date of termination.  Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) shall run concurrently with Employee’s participation during such period of time.  To the extent the provision of health and welfare benefits to Employee pursuant to subparagraph (B) above constitutes a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (the “Code”), and its implementing regulations and guidance, the provision of such benefits shall be subject to the terms and conditions of subparagraph 13(a).

(ii)           Employee shall also receive payment of Employee’s then-current Base Salary through the date of termination (payable in accordance with the Company’s regular payroll practices); amounts accrued or payable under any Other Benefit Plans (payable at such times as provided therein); any accrued but unused vacation time; any amounts payable for any unreimbursed business expenses; and any amount that otherwise would have been payable in the current year on account of the prior year’s Cash Bonus Plan grant, payable at such time as otherwise applicable absent such termination.  Except as otherwise provided herein, any amounts payable to Employee pursuant to this subparagraph (ii) shall be paid no later than the 90th day following the date of termination.

(iii)           Employee shall be obligated to seek to obtain reasonable other employment during the period in which Employee receives salary continuation payments under subparagraph (i) above, and the Company may request reasonable periodic written reports evidencing Employee’s efforts to obtain such employment.  Such salary continuation payments shall be subject to reduction in the amount of any salary, bonus or other compensation earned or received by Employee for services through employment or self-employment.  Employee shall provide the Company with prompt written notice of any such employment and amounts.  The Company’s obligation to continue health and welfare benefits shall cease upon Employee’s eligibility for health and welfare benefits from any subsequent employer.

(iv)           Provided Employee is alive at the time of payment, Employee shall be entitled to receive payment on account of: (A) the current year’s Cash Bonus Plan grant, without proration; and (B) the following year’s Cash Bonus Plan grant, pro-rated based on the number of full months of employment in the year of termination; in each case, assuming achievement of performance targets at 100% (payable at such times as otherwise applicable absent such termination).

(v)           Provided Employee is alive at the time of vesting, Employee shall have the right to continued vesting of Stock Option Plan and Restricted Stock Plan grants through the period of time set forth on Schedule 1, as if there had been no termination of employment.  Provided Employee is alive at the time of exercise, Employee shall have the right to exercise any vested Stock Option Plan grants through the period of time set forth on Schedule 1.

           8.          Non-Solicitation; Non-Competition; Confidentiality.  Employee acknowledges and agrees that:  Employee’s skills, experience, knowledge and reputation are of special, unique and extraordinary value to the Company; Employee is and will continue to be privy to confidential and proprietary information, processes and know-how that will be used by the Company, the confidentiality of which has significant value to the Company and its future success; and certain restrictions on Employee’s activities as set forth below are necessary to protect the value of the goodwill and other tangible and intangible assets of the Company.  Based upon the foregoing, Employee agrees as follows:

(a)  While employed by the Company (whether during the Term or thereafter), and for a period of one year after termination of Employee’s employment for any reason (whether during the Term or thereafter), Employee shall not, directly or indirectly: (i) hire any employee of the Company (other than as a result of a general solicitation); (ii) solicit, induce, encourage or attempt to influence any employee, customer, consultant, independent contractor, service provider or supplier of the Company to cease to do business or terminate the employment or other relationship with the Company; or (iii) assist any other person, firm or entity to do or perform any of the acts that Employee is prohibited from doing by subparagraphs (i) or (ii) above.

(b)  (i)  WHILE EMPLOYED BY THE COMPANY (WHETHER DURING THE TERM OR THEREAFTER), AND FOR A PERIOD OF ONE YEAR AFTER TERMINATION OF EMPLOYEE’S EMPLOYMENT PRIOR TO THE REGULAR END DATE BY EMPLOYEE (OTHER THAN AS A RESULT OF A TERMINATION WITH GOOD REASON) OR BY THE COMPANY AS A RESULT OF A TERMINATION WITH CAUSE, EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE OR BE FINANCIALLY INTERESTED IN (AS AN AGENT, CONSULTANT, DIRECTOR, EMPLOYEE, INDEPENDENT CONTRACTOR, OFFICER, OWNER, PARTNER, MEMBER, PRINCIPAL OR OTHERWISE), ANY ACTIVITIES FOR A COMPETITIVE BUSINESS.  A COMPETITIVE BUSINESS MEANS A BUSINESS (WHETHER CONDUCTED BY AN ENTITY OR INDIVIDUAL, INCLUDING EMPLOYEE IN SELF-EMPLOYMENT) THAT IS ENGAGED IN COMPETITION, DIRECTLY OR INDIRECTLY THROUGH ANY ENTITY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH BUSINESS, WITH ANY OF THE BUSINESS ACTIVITIES CARRIED ON BY THE COMPANY OR BEING PLANNED BY THE COMPANY WITH EMPLOYEE’S PARTICIPATION.

                                 (ii)  TO APPROPRIATELY TAKE ACCOUNT OF THE HIGHLY COMPETITIVE ENVIRONMENT OF THE COMPANY’S BUSINESSES, THE PARTIES AGREE THAT ANY BUSINESS ENGAGED IN ANY OF THE ACTIVITIES SET FORTH ON SCHEDULE 2 SHALL BE DEEMED TO BE A COMPETITIVE BUSINESS UNDER SUBPARAGRAPH (i) ABOVE.

                        (iii)   THIS RESTRICTION SHALL APPLY IN ANY GEOGRAPHIC AREA OF THE UNITED STATES IN WHICH THE COMPANY CARRIES OUT BUSINESS ACTIVITIES.  EMPLOYEE AGREES THAT NOT SPECIFYING A MORE LIMITED GEOGRAPHIC AREA IS REASONABLE IN LIGHT OF THE BROAD GEOGRAPHIC SCOPE OF THE ACTIVITIES CARRIED OUT BY THE COMPANY IN THE UNITED STATES.

(iv)  For purposes of clarification of their intent, the parties agree that subparagraph (i) above restricts Employee from working on the account, or otherwise for the benefit, of a Competitive Business as a result of Employee’s working as an employee, consultant or in any other capacity for a company or other entity that provides consulting, advisory, lobbying or similar services to other businesses.

(v)  Nothing herein shall prevent Employee from owning for investment up to one percent (1%) of any class of equity security of an entity whose securities are traded on a national securities exchange or market.  Further, nothing herein shall prevent Employee from engaging in the practice of law.

(c)  IF EMPLOYEE TERMINATES EMPLOYMENT (OTHER THAN AS A RESULT OF A TERMINATION WITH GOOD REASON) AT ANY TIME FOLLOWING THE REGULAR END DATE, THEN PROVIDED THE COMPANY SO ELECTS BY WRITTEN NOTICE TO EMPLOYEE GIVEN WITHIN TEN (10) BUSINESS DAYS OF SUCH TERMINATION:  (i) THE PROVISIONS OF SUBPARAGRAPH (b) ABOVE  SHALL APPLY TO EMPLOYEE FOR A ONE-YEAR PERIOD FOLLOWING SUCH TERMINATION; AND (ii) THE COMPANY SHALL PROVIDE TO EMPLOYEE, FOR A ONE-YEAR PERIOD FOLLOWING SUCH TERMINATION, THE PAYMENTS AND BENEFITS DESCRIBED IN SUBPARAGRAPHS 7(c)(i) AND 7(c)(iv) ON THE TERMS SET FORTH THEREIN, AS IF THERE HAD BEEN NO TERMINATION.

(d)  During the Term and at all times thereafter, Employee shall not, directly or indirectly, use for Employee’s personal benefit, or disclose to or use for the direct or indirect benefit of anyone other than the Company (except as may be required within the scope of Employee’s duties hereunder), any secret or confidential information, knowledge or data of the Company or any of its affiliates, employees, officers, directors or agents (“Confidential Information”).  Confidential Information includes, but is not limited to: the terms and conditions of this Agreement; sales, marketing and other business methods; policies, plans, procedures, strategies and techniques; research and development projects and results; software and firmware; trade secrets, know-how, processes and other intellectual property; information on or relating to past, present or prospective employees or suppliers; and information on or relating to past, present or prospective customers, including customer lists.  Notwithstanding the foregoing, Confidential Information does not include information that: (i) is generally available to the public; (ii) is available to Employee on a nonconfidential basis from a source other than the Company, provided such source is not and was not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting such information to Employee by a contractual, legal or fiduciary obligation; or (iii) has been independently developed by Employee, as evidenced by written records.  Employee agrees that Confidential Information is the exclusive property of the Company, and agrees that, immediately upon Employee’s termination of employment for any reason (including after the Term), Employee shall deliver to the Company all correspondence, documents, books, records, lists and other materials containing Confidential Information that are within Employee’s possession or control, regardless of the medium in which such materials are maintained.  Employee shall retain no copies thereof in any medium.  Without limiting the generality of the foregoing, Employee agrees neither to prepare, participate in or assist in the preparation of any article, book, speech or other writing or communication relating to the past, present or future business, operations, personnel or prospects of the Company or its affiliates, nor to encourage or assist others to do any of the foregoing, without the prior written consent of the Company (which may be withheld in the Company’s sole discretion).  Nothing herein shall prevent Employee from:  (A) complying with a valid subpoena or other legal requirement for disclosure of Confidential Information, provided that Employee shall use good faith efforts to notify the Company promptly and in advance of disclosure if Employee believes Employee is under a legal requirement to disclose Confidential Information otherwise protected from disclosure under this subparagraph; or (B) disclosing the terms and conditions of this Agreement to Employee’s spouse or tax, accounting or legal advisors, or as necessary to enforce this Agreement.

(e)  Employee acknowledges that the restrictions contained in this Paragraph 8, in light of the nature of the businesses in which the Company is engaged and Employee’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions would result in irreparable injury to the Company.  Employee therefore agrees that, in the event of Employee’s violation or threatened violation of any of these restrictions:  (i) the Company shall have the right to suspend or terminate any unaccrued payment obligations to Employee hereunder and/or Employee’s unaccrued rights under any benefit plans and programs hereunder or thereunder (including in each case any arising following termination of employment); and (ii) the Company shall be entitled to seek from any court of competent jurisdiction: (A) preliminary and permanent injunctive relief against Employee; (B) damages from Employee (including the Company’s reasonable legal fees and other costs and expenses); and (C) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to Employee arising from such violation; all of which rights shall be cumulative and in addition to any other rights and remedies to which the Company may be entitled as set forth herein or as a matter of law.

(f)  Employee agrees that if any portion of the restrictions contained in this Paragraph 8, or the application thereof, is construed to be invalid or unenforceable, the remainder of such restrictions or the application thereof shall not be affected and the remaining restrictions shall have full force and effect without regard to the invalid or unenforceable portions.  If any restriction is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the restriction shall then be enforceable in its reduced form.

                                (g)  If Employee violates any such restrictions, the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Employee) shall not count toward or be included in any applicable restrictive period.

(h)  Employee agrees that prior to accepting employment with any other person or entity at any time during the one-year period following termination of employment referred to in subparagraph (b)(i) or (c)(i) above, Employee will provide the prospective employer with written notice of the provisions of this Paragraph 8, with a copy of such notice provided simultaneously to the Company.

9.  Non-Derogatory Statements.  During the period of Employee’s employment (whether during the Term or thereafter), and for a period of three (3) years thereafter, neither party shall engage in any communication with any person or entity, including any actual or potential employer, customer, consultant, independent contractor, investor, lender, service provider or supplier of the other party, or any media outlet, which constitutes derogatory or disparaging statements – orally, written or otherwise – against the other party or any of its, his or her directors, officers, agents, employees, contractors or affiliates (or any of their respective directors, officers, agents, employees, contractors or affiliates).  The foregoing shall not be deemed to restrict either party’s obligations to testify truthfully in any proceeding or cooperate in any governmental investigation.

10.  Company Property.

(a)  To the extent any Company Intellectual Property (as defined in subparagraph (e) below) is not already owned by the Company as a matter of law or prior written assignments by Employee to the Company, Employee hereby assigns to the Company, and agrees to assign the Company in the future (to the extent necessary), all right, title and interest that Employee now has or acquires in the future in and to any and all Company Intellectual Property.  Employee shall further cooperate with the Company in obtaining, protecting and enforcing its interests in Company Intellectual Property.  Such cooperation shall be at the Company’s expense, and shall include, at the Company’s election, without limitation, signing all documents reasonably requested by the Company for patent, copyright and other Intellectual Property (as defined in subparagraph (e) below) applications and registrations, and individual assignments thereof, and providing other reasonably requested assistance.  Employee’s obligation to assist the Company in obtaining, protecting and enforcing Intellectual Property rights shall continue following Employee’s employment with the Company, but the Company shall be obliged to compensate Employee at a then prevailing reasonable consulting rate for any time spent and any out-of-pocket expenses incurred at the Company’s request for providing such assistance.  Such compensation shall be paid irrespective of, and is not contingent upon, the substance of any testimony Employee may give or provide while assisting the Company.

(b)    Employee will use reasonable efforts to promptly disclose to the Company, or any person(s) designated by the Company, all Intellectual Property that is created, conceived or reduced to practice by Employee, either alone or jointly with others, during the term of Employee’s employment with the Company, whether or not patentable or copyrightable or believed by Employee to be patentable or copyrighted, including without limitation any Intellectual Property (to be held in confidence by the Company) that qualifies fully as a nonassignable invention under Section 2870 of the California Labor Code (“Nonassignable IP”).  If Employee contends that any such Intellectual Property qualifies as Nonassignable IP, Employee will promptly so notify the Company, and Employee agrees to cooperate fully with a review and verification process by the Company.  In addition, Employee will promptly disclose to the Company (to be held in confidence) all patent applications filed by Employee or on his or her behalf within six months after termination of employment, and to cooperate fully with a review and determination by the Company as to whether such patent applications constitute or include Company Intellectual Property or Confidential Information.  Employee has reviewed the notification on Schedule 3 and agrees that Employee’s execution hereof acknowledges receipt of such notification.

(c)     In the event that the Company is unable for any reason whatsoever to secure Employee’s signature on any lawful and necessary document to apply for, execute or otherwise further prosecute or register any patent or copyright application or any other Intellectual Property application or registration, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agents and attorneys-in-fact to act for and on Employee’s behalf and instead of Employee to execute and file such lawful and necessary documents and to do all other lawfully permitted acts to further prosecute, issue and/or register patents, copyrights and any other Intellectual Property rights registrations thereon with the same legal force and effect as if executed by Employee.

(d)     To the extent any materials, including written, graphic or computer programmed materials, authored, prepared, contributed to or written by Employee, in whole or in part, during the term of employment by the Company and relating in whole or in part to the business, products, services, research or development of the Company or its suppliers, distributors or customers qualify as “work made for hire,” as such term is defined and used in the copyright laws of the United States of America, then such materials shall be done by Employee as “work made for hire” under such law.

(e)     “Intellectual Property” means any and all ideas, inventions, formulae, know how, trade secrets, devices, designs, models, methods, techniques, processes, specifications, tooling, computer programs, works of authorship, copyrighted and copyrightable works, mask works, trademarks and service marks, Internet domain names, technical and product information, patents and patent applications throughout the world and any other intellectual property rights or applications throughout the world.  “Company Intellectual Property” means any Intellectual Property created, fixed, conceived or reduced to practice, in whole or in part, by Employee, either alone or jointly with others, whether or not such Intellectual Property is patentable or copyrightable, either (i) that relates to the Company’s current or planned businesses or (ii) that is created, etc. during working hours, in the performance of Employee’s duties or using the Company’s information, facilities or equipment or other assets.  “Company Intellectual Property” does not include Nonassignable IP.

11.      Representations.

(a)     Employee represents that:

(i)  Employee has had the opportunity to retain and consult with legal counsel and tax advisors of Employee’s choice regarding the terms of this Agreement.

(ii)  Subject to bankruptcy and insolvency laws, and general equitable principles, this Agreement is enforceable against Employee in accordance with its terms.

(iii)  This Agreement, and the performance of Employee’s obligations hereunder, do not conflict with, violate or give rise to any rights of third parties under, any agreement, benefit plan or program, order, decree or judgment to which Employee is a party or by which Employee is bound.

(b)      The Company represents that:

(i)  Subject to bankruptcy and insolvency laws, and general equitable principles, this Agreement is enforceable against the Company in accordance with its terms.

(ii)  This Agreement, and the performance of the Company’s obligations hereunder, do not conflict with, violate or give rise to any rights to third parties under, any agreement, order, decree or judgment to which the Company is a party or by which it is bound.

            12.  Withholding/Deductions.  All compensation under this Agreement is subject to applicable tax withholding requirements and other deductions required by law.  Employee agrees that the Company is entitled to deduct from monies payable and reimbursable to Employee hereunder all sums that Employee may owe the Company at any time.

           13.  Section 409A.

                      (a)  Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided to Employee does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code, and its implementing regulations and guidance:  (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year; (ii) the reimbursements for expenses for which Employee is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

                      (b)  For purposes of the application of Treas.Reg.§1.409A-1(b)(4) (or any successor provision), each payment in a series of payments provided to Employee pursuant to this Agreement will be deemed a separate payment.

                      (c)  Notwithstanding any other provision of this Agreement to the contrary, any payment or benefit described in Paragraph 7 that represents a “deferral of compensation” within the meaning of Section 409A of the Code shall only be paid or provided to Employee upon his “separation from service” within the meaning of Treas.Reg.§1.409A-1(h) (or any successor regulation).  To the extent compliance with the requirements of Treas.Reg.§1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code to payments due to Employee upon or following his “separation from service,” then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following Employee’s “separation from service” will be deferred (without interest) and paid to Employee in a lump sum immediately following that six month period.  In the event Employee dies during that six month period, the amounts deferred on account of Treas.Reg.§1.409A-3(i)(2) (or any successor provision) shall be paid to the personal representatives of the Employee’s estate within sixty (60) days following Employee’s death.  This provision shall not be construed as preventing payments pursuant to Paragraph 7 equal to an amount up to two (2) times the lesser of:  (i) Employee’s annualized compensation for the year prior to the “separation from service;” and (ii) the maximum amount that may be taken into account under a qualified plan pursuant to section 401(a)(17) of the Code, being paid to Employee in the first six months following his “separation from service.”

                      (d)  Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to Employee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code are intended to comply with Section 409A of the Code.  Notwithstanding anything in this Agreement to the contrary, distributions may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code or an applicable exemption.

14.  Successors.

            (a)  If the Company merges into, or transfers all or substantially all of its assets to, or as part of a reorganization, restructuring or other transaction becomes a subsidiary of, another entity, such other entity shall be deemed to be the successor to the Company hereunder, and the term “Company” as used herein shall mean such other entity as is appropriate, and this Agreement shall continue in full force and effect.

            (b)  If the Company transfers part of its assets to another entity owned by the shareholders of the Company (or any substantial portion of them), or distributes stock or other interests in a subsidiary or affiliate of the Company to the shareholders of the Company (or any substantial portion of them), and Employee works for the portion of the Company or the entity so transferred, then such other entity shall be deemed the successor to the Company hereunder, the term “Company” as used herein shall mean such other entity, and this Agreement shall continue in full force and effect.

15.  WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EMPLOYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER THEY OR THEIR HEIRS, EXECUTORS, ADMINISTRATORS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR RELATING TO THIS AGREEMENT.   BY WAIVING THE RIGHT TO A JURY TRIAL, NEITHER PARTY IS WAIVING A RIGHT TO SUE THE OTHER; RATHER, THE PARTIES ARE SIMPLY WAIVING THE RIGHT TO HAVE A JURY DECIDE THE CASE.

16.  LIMITATION ON DAMAGES.  EMPLOYEE AGREES THAT, UNLESS PROHIBITED BY APPLICABLE LAW, AND EXCEPT AS EXPRESSLY AVAILABLE IN AN APPLICABLE FEDERAL, STATE OR LOCAL STATUTE OR ORDINANCE, EMPLOYEE’S REMEDY FOR BREACH OF THIS AGREEMENT OR ANY OTHER CLAIM OR CAUSE OF ACTION ARISING OUT OF EMPLOYEE’S EMPLOYMENT SHALL BE LIMITED TO ACTUAL ECONOMIC DAMAGES, AND EMPLOYEE SHALL NOT BE PERMITTED TO MAKE ANY CLAIM FOR OR RECOVER PUNITIVE, EXEMPLARY, COMPENSATORY (OTHER THAN BASED ON ACTUAL ECONOMIC LOSS), EMOTIONAL DISTRESS, OR SPECIAL DAMAGES.

17.  Jurisdiction.  Litigation concerning this Agreement, if initiated by or on behalf of Employee, shall be brought only in a state court in Philadelphia County, Pennsylvania or federal court in the Eastern District of Pennsylvania, or, if initiated by the Company, in either such jurisdiction or in a jurisdiction in which Employee then resides or works.  Employee consents to jurisdiction in any such jurisdiction, regardless of the location of Employee’s residence or place of business.  Employee and the Company irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which Employee or the Company may now or hereafter have to the bringing of any action or proceeding in any such jurisdiction.  Employee and the Company acknowledge and agree that any service of legal process by mail constitutes proper legal service of process under applicable law in any such action or proceeding.  In any such litigation, the prevailing party shall be entitled to reimbursement from the other party for all costs of defending or maintaining such action, including reasonable attorneys’ fees.

18.  Governing Law.  This Agreement shall be interpreted and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania, without regard to any choice-of-law doctrines.

19.  Notices.  All notices referred to in this Agreement shall be given in writing and shall be effective:  (a) if given by fax, when transmitted to the number below (with an appropriate confirmation received); or (b) if given by registered or certified mail, when received at the address below (with an appropriate receipt received):

if to the Company:

c/o Comcast Corporation
One Comcast Center
Philadelphia, PA  19103
Attention:  General Counsel
Fax: (215) 286-7794; and

if to Employee:

                      Employee’s address and fax number (if any) as most recently indicated in the Company’s records.

20.  Entire Agreement.  This Agreement (including Schedules 1, 2 and 3 hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces in its entirety the Employment Agreement dated as of January 1, 2005, as amended, between the parties, provided that any accrued rights and obligations of the parties thereunder as of the date hereof shall be unaffected by the execution of this Agreement.  In the event of any conflict between the terms of this Agreement and the terms of any plans or policies of the Company (including the Employee Handbook), the terms of this Agreement shall control.

21.  Invalidity or Unenforceability.  If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

22.  Amendments and Waivers.  No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

23.  Binding Effect; No Assignment.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, except that (other than to effect the provisions of Paragraph 14) it may not be assigned by either party without the other party’s written consent.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first-above written.

COMCAST CORPORATION

By: /s/ Arthur R. Block

Date: 2/22/2011

EMPLOYEE:

/s/ David L. Cohen
DAVID L. COHEN

Date: 2/22/2011

SCHEDULE 1 TO EMPLOYMENT AGREEMENT WITH DAVID L. COHEN

1.	Position: Executive Vice President.

2.	Base Salary: $1,337,994.

3.
Signing Bonus Amount and Terms:  $5,000,000, payable as follows:  on each such date that is as soon as practicable following each of the Commencement Date and January 1, 2012, (i) $1,500,000 in cash and (ii) fully vested units under the Company’s Restricted Stock Plan having a then market value of approximately $1,000,000.

4.	Cash Bonus. Target bonus potential under the Cash Bonus Plan: 200% of eligible earnings (i.e., the amount of Base Salary actually paid in the calendar year).

5.	Base Salary and Health and Welfare Benefits Continuation Period following Termination Without Cause or Termination With Good Reason: Twenty-four (24) months.

6.
Restricted Stock and Stock Option Plan Grants Continued Vesting Period following Termination Without Cause or Termination With Good Reason:  Twelve (12) months.  Stock Option Plan Grants Continued Exercisability Period following Termination Without Cause or Termination With Good Reason:  the lesser of fifteen (15) months or the end of the stock option’s term.

SCHEDULE 2

COMPETITIVE BUSINESS ACTIVITIES

A.
The distribution of video programming to consumer or commercial customers or users, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant  or other), and by any distribution method (including broadcast, coaxial cable, fiber optic cable, digital subscriber line, power line, satellite, wireless and Internet) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive video programming distribution as of the date hereof:  Amazon.com, Inc.; Apple Inc.; AT&T Inc.; Bright House Networks; Cablevision Systems Corporation; CBS Corporation; Charter Communications, Inc.; Cox Communications, Inc.; DIRECTV; DISH Network Corporation; EchoStar Holding Corporation; Everest; Facebook, Inc.; Flixster, Inc; Google, Inc. (including YouTube); Joost Operations S.A.; Knology Holdings, Inc.; Microsoft Corporation (including Xbox); Netflix, Inc.; News Corp. (including Fox); Qwest Communications International, Inc.; RCN Corporation; Roku, Inc.; Time Warner Cable, Inc.; TiVo Inc.; Verizon Communications, Inc.; VUDU, Inc.; The Walt Disney Company (including ABC); and Wide Open West.

B.
The provision of Internet access or portal service (including related applications and services) to consumer or commercial customers or users, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant or other), and by any distribution method (including dial-up, coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive high-speed Internet access and/or portal service as of the date hereof:  AT&T Inc.; Bright House Networks; Cablevision Systems Corporation; Charter Communications Inc.; Clearwire Corporation; Cox Communications, Inc.; DIRECTV; DISH Network Corporation; EchoStar Holding Corporation; Google, Inc.; Knology Holdings, Inc.; Microsoft Corporation (including MSN); Qwest Communications International, Inc.; RCN Corporation; Sprint Nextel Corporation; Time Warner Cable, Inc.; Time Warner Inc. (including AOL); Verizon Communications, Inc.; and Yahoo, Inc.

C.
The provision of voice and/or data service to consumer or commercial customers or users, whether by analog or digital technology, by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite, wireless and Internet) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive voice and/or data service as of the date hereof:  AT&T Inc.; Bright House Networks; Cablevision Systems Corporation.; Charter Communications, Inc.; Clearwire Corporation; Cox Communications, Inc.; DIRECTV; DISH Network Corporation; EchoStar Holding Corporation; Embarq Corporation; Google, Inc.; Knology Holdings, Inc.; Qwest Communications International, Inc.; RCN Corporation; Sprint Nextel Corporation; Skype Limited; Time Warner Cable, Inc.; Vonage Holdings Corp.; Verizon Communications, Inc.; and Wide Open West.

D.
The provision of wireless communications services to consumer or commercial customers or users, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant or other) and by any technology or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successor and assigns, are among those engaged in the provision of competitive wireless service as of the date hereof:  AT&T Inc.; Boingo Wireless, Inc.; Bright House Networks; Clearwire Corporation; Leap Wireless International, Inc.; MediaFLO USA, Inc.; MetroPCS Communications, Inc.; Sprint Nextel Corporation; T-Mobile USA, Inc.; and Verizon Communications, Inc.

E.
The (i) creation, (ii) production and/or (iii) sale, license or other provision, of audio and/or video program content, whether for use by program content providers, broadcast, satellite or other program networks, distributors of program content, or providers of high-speed Internet portal or other Internet-based services or websites.  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in the competitive creation, production or provision of audio and/or video program content as of the date hereof:  A&E Television Networks; Cablevision Systems Corporation (including Rainbow); CBS Corporation; Cox Communications, Inc.; Discovery Communications, Inc.; Epix Joint Venture; EW Scripps Co.; Google, Inc. (including YouTube); IAC/InterActive Corp; Liberty Media Corp.; Metro-Goldwyn-Mayer Inc.; News Corp. (including Fox and MySpace); Sony Corporation of America; The Walt Disney Company, Inc. (including ABC); Time Warner Inc. (including AOL, Turner and Warner Bros.); and Viacom Inc. (including Dreamworks and Paramount).

F.
The provision of Internet-based products or services to consumer or commercial users. Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in providing competitive Internet-based products and services as of the date hereof:  AT&T Inc.; BitTorrent, Inc.; Bright Cove, Inc.; CBS Interactive Inc. (including CNET); Facebook, Inc.; Flixster, Inc.; Friendfeed Inc.; Google, Inc. (including YouTube); Joost Operations S.A.; LinkedIn Corporation; Microsoft Corporation (including MSN); Netflix, Inc.; News Corp. (including MySpace); RealNetworks, Inc.; The Walt Disney Company, Inc.; Time Warner Inc. (including AOL); TiVo Inc.; Verizon Communications, Inc.; XING AG; Xobni Corporation; and Yahoo, Inc.

G.
The operation and/or management of theme parks, includes the licensing of intellectual property in connection herewith.  Employee agrees that The Walt Disney Company, Inc. is among those engaged in the competitive theme park business as of the date hereof.

H.	The creation, development, enhancement, testing, deployment, operation, licensing or sale of software or other technology used in any of the products or services described in A to G above.

SCHEDULE 3

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY Employee in accordance with Section 2872 of the California Labor Code that this Agreement does not require Employee to assign or offer to assign to the Company any invention that Employee developed entirely on Employee’s own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual demonstrably anticipated research or development of the Company; or

2.	Result from any work performed by you for the Company.

To the extent a provision in this Agreement purports to require Employee to assign an invention otherwise excluded by the preceding paragraph, the provision is against the public policy of the State of California and is unenforceable therein.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.